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                                                                      Exhibit 12

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                                                                                       YEAR ENDED DECEMBER 31,
                                               SIX MONTHS ENDED  ----------------------------------------------------------------
                                                 JUNE 30, 2001     2000          1999           1998         1997          1996
                                                 -------------   --------      --------      --------      --------      --------
(In Thousands)
Earnings (loss) from continuing operations
  before income taxes and extraordinary items      $ 24,268      $ 27,704      $ 46,898      $ 16,712      $ 38,906      $ 29,019
Fixed interest charges                              105,565       212,524       170,863       153,930       117,048        77,637
                                                   --------      --------      --------      --------      --------      --------
Earnings (loss):
  Including fixed interest charges                  129,833       240,228       217,761       170,642       155,954       106,656
  Excluding interest expense on deposits             82,300       148,505       140,886       103,928        87,723        52,010
Fixed interest charges excluding interest
  expense on deposits                                58,032       120,801        93,988        87,216        48,817        22,991
Ratios:
Earnings including fixed interest charges
  to fixed interest charges                            1.23          1.13          1.27          1.11          1.33          1.37
Earnings to fixed interest excluding
  interest on deposits                                 1.42          1.23          1.50          1.19          1.80          2.26
Dollar deficiency of earnings to fixed
  interest charges                                 $      0      $      0      $      0      $      0      $      0      $      0
                                                   ========      ========      ========      ========      ========      ========
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